SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                                 -------------

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                        Date of Report: August 6, 1999

                        RECKSON ASSOCIATES REALTY CORP.
                                      and
                      RECKSON OPERATING PARTNERSHIP, L.P.
          (EXACT NAME OF EACH REGISTRANT AS SPECIFIED IN ITS CHARTER)

Reckson Associates Realty Corp. - Maryland        Reckson Associates Realty
Reckson Operating Partnership, L.P. - Delaware    Corp. - 11-3233650
(STATE OR OTHER JURISDICTION OF INCORPORATION     Reckson Operating Partnership,
 OR ORGANIZATION)                                 L.P. - 11-3233647
                                                  (IRS EMPLOYER ID NUMBER)

                                    1-13762
                           (COMMISSION FILE NUMBER)

                              225 Broadhollow Road              11747
                               Melville, New York             (ZIP CODE)
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                (516) 694-6900
             (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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ITEM 5.  OTHER EVENTS

         Reckson Associates Realty Corp. (the "Company" or "Reckson") has entered into a Contribution and Exchange Agreement with respect to the disposition of Reckson Morris Industrial Trust ("RMI") and certain other assets to American Real Investment Corporation ("REA"). The Company has also entered into an agreement with Matrix Development Group ("Matrix") relating to the disposition of certain industrial land holdings and a mortgage note. The combined total sale price is approximately $310 million (approximately $42 million of which is payable to the Morris Companies and certain affiliates thereof) and will consist of a combination of cash, convertible preferred and common stock of REA, preferred units of REA's operating partnership, relief of debt and a purchase money mortgage note secured by certain land that is being sold to Matrix.

         The Company will receive registration rights with respect to the securities of REA that it receives in the transaction. The Contribution and Exchange Agreement requires REA to submit to its stockholders a proposal to approve (i) the convertibility of the preferred securities into common stock in excess of 20% of REA's common stock and (ii) the nomination of a representative of the Company to the Board of Directors of REA. REA has agreed to deliver voting agreements of certain stockholders with respect to the approval of such proposals.

         The assets being disposed of consist of 28 "big box" industrial properties, comprising 6.1 million square feet, 276 acres of land and options to acquire 469 acres of land. Proceeds from the sale consist of $200.6 million in cash, $82 million in convertible preferred stock of REA ($40 million to Reckson), $1.5 million in REA common stock, $16.4 million in assumed debt and a $9.5 million purchase money mortgage note secured by certain land that is being sold to Matrix.

         The closing will take place in three stages. The first stage, relating to approximately $200 million of the assets, is anticipated to be completed in September of 1999, with the second and third stages expected to close in December of 1999 and April of 2000, respectively.

ITEM 7.       EXHIBITS

(c)      EXHIBITS

10.1 Contribution and Exchange Agreement by and between Reckson Morris Industrial Trust, Reckson Morris Industrial Interim GP, LLC, Reckson Operating Partnership, L.P., Robert Morris, Joseph D. Morris, Ronald Schram, Mark M. Bava, The Drew Morris Trust, The Justin Morris Trust, The Keith Morris Trust, Joseph D. Morris Family Limited Partnership and Robert Morris Family Limited Partnership, and American Real Estate Investment L.P. and American Real Estate Corporation.

99.1     Press Release


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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 RECKSON ASSOCIATES REALTY CORP.

                                 By: /s/ Scott Rechler
                                     ----------------------------
                                     Scott Rechler
                                     President and Co-Chief Executive Officer

                                 RECKSON OPERATING PARTNERSHIP, L.P.

                                 By:  Reckson Associates Realty Corp.,
                                         its General Partner

                                 By: /s/ Scott Rechler
                                     ----------------------------
                                     Scott Rechler
                                     President and Co-Chief Executive Officer

Date:  August 25, 1999